UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2005

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07061-1615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
EX-99.1: PRESS RELEASE
EX-99.2: SUPPLEMENTARY INVESTOR INFORMATION REPORT

Item 2.02 Results of Operations and Financial Condition.

The following information, including the text of the exhibits attached hereto, is furnished pursuant to this Item 2.02 of Form 8-K. On February 1, 2005, The Chubb Corporation (Chubb) issued a press release announcing its results for the fourth quarter and year ended December 31, 2004. On February 1, 2005, Chubb also posted the Supplementary Investor Information Report (SIIR) relating to its fourth quarter and year-end results on its web site at www.chubb.com. Copies of the press release and the SIIR are attached to this Form 8-K as Exhibits 99.1 and 99.2, respectively. In its earnings release, the SIIR and in the conference call to discuss its 2004 fourth quarter and year-end results, scheduled to be webcast at 5:00 P.M. on February 1, 2005, Chubb presents, and will present, its results of operations in the manner that it believes is most meaningful to investors, which includes certain measures that are not based on accounting principles generally accepted in the United States, as more fully described in the press release and SIIR furnished as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and incorporated by reference into this Item 2.02 as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press release dated February 1, 2005 (furnished pursuant to Item 2.02 of Form 8-K)

99.2	Supplementary Investor Information Report (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: February 1, 2005	By:	/s/ Henry B. Schram
		Name:	Henry B. Schram
		Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED FEBRUARY 1, 2005

Exhibit No.	Description
99.1	Press release dated February 1, 2005 (furnished pursuant to Item 2.02 of Form 8-K)
99.2	Supplementary Investor Information Report (furnished pursuant to Item 2.02 of Form 8-K)